UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 11, 2010

(Date of Report; Date of Earliest Event Reported)

STEIN MART, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	0-20052	64-0466198
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Riverplace Blvd., Jacksonville, Florida 32207

(Address of Principal Executive Offices Including Zip Code)

(904) 346-1500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On May 11, 2010, Stein Mart, Inc. (the “Company”) issued a press release, a copy of which is attached as Exhibit 99.1, announcing the appointment of Gary L. Pierce as Senior Vice President and Director of Stores of the Company, effective May 17. He succeeds Michael D. Ray, who remains with the Company as a regional director of stores. Mr. Pierce, age 53, joins Stein Mart from Belk, Inc. where he has been since 1993, most recently as Senior Vice President and Director of Stores for the Central and Northern divisions, a position he has held since 2001. Prior to joining Belk, he was with Dillard’s Department Stores for 14 years.

The Company is currently considering the terms of an employment agreement for Mr. Pierce. The agreement will be filed in an amendment to this Form 8-K when finalized.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

99.1 Press Release dated May 11, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEIN MART, INC.
(Registrant)

Date: May 14, 2010	By:	/s/ GREGORY W. KLEFFNER
Gregory W. Kleffner
Executive Vice President, Chief Financial Officer

EXHIBIT INDEX

99.1 Press Release dated May 11, 2010.